EXHIBIT 10.1
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                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

THIS CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT (the "Agreement") is entered into by and between DOBI Medical International, Inc., a Delaware corporation with its principal place of business located at 1200 MacArthur Blvd., Mahwah, NJ, 07430, ("Company") and Brian Vodicka., whose principal address is 1311 Spyglass Drive, Austin, TX 78746 (Receiving Party").

     In consideration of Company's disclosure of Confidential Information (as defined below) to Receiving Party, which each party acknowledges to be good and valuable consideration for Receiving Party's obligations hereunder, Company and Receiving Party hereby agree as follows:

1. The sole and limited purpose for which the disclosures hereunder are being made is for Receiving Party is in preparation for Receiving Party to be nominated to the Board of Directors of Company (the "Business Purpose").

2. Receiving Party understands that Company's Confidential Information may be considered material, non-public information under U.S. federal and state securities laws and either party could be found in violation thereof if it takes advantage of such information by (a) trading in the other party's or any other party's stock, or (b) furnishing information to others in connection with the trading of such stock. It is further acknowledged that DOBI Medical is a public reporting issuer and, as such, subject to a broad range of U.S. federal and state food and drug laws and federal and state securities laws including, without limitation, prohibitions against selective disclosure of material, non-public information pursuant to Regulation FD. It is thereby understood and agreed that DOBI Medical is relying on this acknowledgement herein with respect to the confidential treatment regarding all of the Confidential Information which Receiving Party may obtain from DOBI Medical or develop on behalf of DOBI Medical.

3. "Confidential Information" means nonpublic information of the Company that should reasonably be understood by the Receiving Party, because of legends or other markings, the circumstances of disclosure, or because of the nature of the information itself, to be proprietary and confidential to the Company, an affiliate of the Company or a third party, and includes, without limitation, information relating to the Company's, its affiliate's or a third party's business (including, without limitation, proposals, business plans, financial information, customer and prospect lists and information, personnel information and contract information), properties, methods of operation, software (including, without limitation, source code, specifications, data, works in process, alpha and beta versions, design documents and documentation), trade secrets, inventions, discoveries, know-how and other intellectual property. Confidential Information also includes such non-public information that was disclosed by the Company to Receiving Party prior to the date hereof in connection with the Business Purpose hereof, as well as information currently provided and to be provided during the term of this Agreement. Confidential Information may be disclosed in written or other tangible form (including on magnetic or optical media) or by electronic, oral, visual or other means.

4. Receiving Party understands and acknowledges that such Confidential Information disclosed to the Receiving Party has been developed or obtained by the Company by the investment of significant time, effort, and expense, and that such Confidential Information provides the Company with a significant competitive advantage in its business. Therefore, the Receiving Party hereby covenants not to misappropriate or use the Confidential Information for any reason other than the specified Business Purpose, including without limitation for personal or commercial gain, for a period of two (2) years from the date of disclosure or on the date of Receiving Party's last correspondence or contact in person, phone or electronic media to Company, whichever is later. The foregoing notwithstanding, any Confidential Information


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     that is designated as a "trade secret" shall be kept confidential by the
     Receiving Party for as long as it remains a trade secret under New York law.

5. Except as provided in Section 6, Receiving Party will, and will so direct its Representatives (as defined below), not to disclose to any person the fact that any evaluations, investigations, discussions, or negotiations are taking place concerning a proposed or possible business relationship, or any of the terms, conditions, identity of the names of any party's employees or Representatives involved, or other facts thereto, or comment on rumors thereon, including the status thereof, unless in the written opinion of counsel, such disclosure is required by law and then only with as much prior written notice to the other party as is practical under the circumstances. The term "person" as used will be interpreted broadly to include, without limitation, any corporation, partnership, other entity or individual. All such matters shall be deemed part of the other party's Confidential Information.

6. Without the clear and express prior written consent of a duly authorized representative of the Company, Receiving Party agrees to hold in strict confidence and not to disclose or reveal Confidential Information received hereunder to any person except for Receiving Party's employees, directors, counsel, agents and advisors (collectively "Representatives") who are required to have such Confidential Information in order to perform their functions in connection with the limited purpose of this Agreement. Each permitted Representative to whom Confidential Information is disclosed shall adhere to all aspects of this Agreement. Receiving Party further agrees not to use any of the Confidential Information received hereunder except for the Business Purpose(s) set forth in Section 1 hereof.

7. Receiving Party will not copy, alter, modify, dissemble, reverse engineer, or decompile any Confidential Information received from the Company without the prior written consent of the Company. Receiving Party agrees to return to the Company all materials received from Company, together with any copies that may have been made, promptly upon the request of the Company or, if not requested earlier, promptly after the purpose(s) for which they were furnished have been accomplished or abandoned. At such time, Receiving Party agrees to return to the Company or destroy any materials prepared by Receiving Party that incorporate any Confidential Information.

8. In the event Receiving Party or anyone to whom Receiving Party supplies the Confidential Information receives a request under the terms of a subpoena or order issued by, or in conjunction with litigation pending with a court of competent jurisdiction or a governmental body to disclose all or any part of the Confidential Information, Receiving Party agrees, to the extent lawful, to (a) immediately notify the Company of the existence, terms and circumstances surrounding such a request; (b) consult with Company on the advisability of taking legally available steps to resist or narrow such request; (c) if disclosure of such Confidential Information is required, furnish only that portion of the Confidential Information which, in the opinion of counsel, Receiving Party is required to disclose; and (d) use its best efforts to permit the Company at the Company's expense to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed Confidential Information which the Company so designates.

9.   Intentionally Omitted.

10. Confidential Information shall not include information that (a) is now or later becomes generally known (other than as a result of Receiving Party's breach of this Agreement); (b) was developed by Receiving Party prior to this Agreement and is evidenced by Receiving Party's own tangible records;
     (c) Receiving Party lawfully obtains from any third party who has lawfully obtained such information; or (d) is later published or generally disclosed to the public by DOBI Medical. Receiving Party shall bear the burden of showing that any of the foregoing exclusions applies to any such information.

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11.  Nothing contained in this Agreement shall be construed as creating any obligation on the part of either party to enter into a business relationship with the other party, or any obligation to refrain from entering into a business relationship with any third party, except as set forth herein. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between Company and Receiving Party, it being understood that Disclosing and Receiving Party are independent contractors vis-a-vis one another. Except as specified herein, no party shall have the right, power, or implied authority to create any obligation or duty, express or implied, on behalf of any other party hereto.

12. The Confidential Information provided hereunder is provided "AS IS, WHERE IS." Company makes no kind of warranties or representations in connection with such Confidential Information, and hereby specifically disclaims all other expressed or implied warranties, including the implied warranties of merchantability and fit for a particular use or purpose.

13. This Agreement sets forth the entire understandings and agreements of the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings. This Agreement may not be amended or modified, except in writing signed in advance by authorized representatives of Company and Receiving Party. No waiver of any term or condition or of any breach hereof shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The formation, interpretations, and performance of this contract shall be governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. Nothing herein shall be interpreted as guaranteeing or otherwise assuring Consultant's continued employment with DOBI Medical. Breach of the terms hereof may give rise to irreparable harm, and it is agreed that enforcement of the terms hereof may be by means of injunction or other equitable remedy (without having to post a bond or other surety), in addition to any other remedies available. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. The parties agree to accept service of process at its principal office or residence, and agree to the personal jurisdiction, forum, and venue to be held in the applicable federal and state courts in New York, NY.

14. Each party warrants and represents that it has carefully read and understood this Agreement, and each party acknowledges receipt of a copy hereof. Each person executing this Agreement warrants and represents by his/her signature that he or she has the authority to enter into this Agreement on behalf of the person, firm, or corporation, set forth below.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of August 24, 2004.


DOBI Medical International, Inc.               Receiving Party


By: /s/ Phillip C. Thomas                      By: /s/ Brian Vodicka
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Phillip C. Thomas                              Brian Vodicka
Chief Executive Officer